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                                                                     EXHIBIT 3.6



                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                              MUZAK HOLDINGS LLC,
                     A DELAWARE LIMITED LIABILITY COMPANY



                          DATED AS OF MARCH 18, 1999